SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ADTOMIZE INC**, did on July 31, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 6, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of	Document Number
[signature]	20070527016-00
Ross Miller	Filing Date and Time
Secretary of State	07/31/2007 7:52 AM
State of Nevada	Entity Number
	E0550572007-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Adtomize inc
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Business Filings Incorporated Name 6100 Neil Road, Suite 500, — Reno — Nevada 89511 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 2,000 — Par value per share: $ 0.01 — Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Lester Manalo Name 1154 Romualdez Street — Paco,Manila — Philippines — 1154 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
Purpose: (optional - see instructions)	The purpose of this Corporation shall be: All lawful business
Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	The Nevada Company, Terese Coulthard, Asst. Sec. — X [signature] Name — Signature 8025 Excelsior Drive, Suite 200 — Madison — WI — 53717 Address — City — State — Zip Code
Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — July 30, 2007 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

ADTOMIZE INC

2. The articles have been amended as follows (provide article numbers, if available):

Par Share Count: 100,000,000
Par Share Value: $0.0001

3. The undersigned declare that they constitute **at least two-thirds** of the incorporators ☐, or of the board of directors ☒ (check one box only)

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X [signature] Signature

X [signature] Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.